Exhibit 5.1

GRAUBARD MILLER

THE CHRYSLER BUILDING

405 LEXINGTON AVENUE

NEW YORK, NEW YORK 10174

September 25, 2018

EdtechX Holdings Acquisition Corp.

c/o IBIS Capital Limited

22 Soho Square

London, W1D 4NS

United Kingdom

Dear Sirs:

Reference is made to the Registration Statement on Form S-1 (“Registration Statement”) filed by EdtechX Holdings Acquisition Corp. (“Company”), a Delaware corporation, under the Securities Act of 1933, as amended (“Act”), covering (i) up to 6,325,000 units of the Company, including the underwriters’ over-allotment option (collectively the “Public Units”), with each Unit consisting of one share of common stock, par value $0.0001 per share (the “Common Stock”), of the Company and one warrant of the Company to purchase one share of Common Stock (“Public Warrant”) and (ii) an option (the “Purchase Option”) to purchase up to 250,000 units (“Purchase Option Units”), which the Company will grant to the joint book running managers in the offering and their designees, with each Purchase Option Unit consisting of one share of Common Stock (“Purchase Option Share”) and one warrant of the Company to purchase one share of Common Stock (“Purchase Option Warrant”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1.           Public Units. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, such Public Units will be validly issued, fully paid and non-assessable.

2.           Common Stock. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the shares of Common Stock underlying the Public Units will be validly issued, fully paid and non-assessable.

3.           Public Warrants. When the Registration Statement becomes effective under the Act, and when the Public Warrants underlying the Public Units are issued, delivered and paid for as part of the Public Units, as contemplated by the Registration Statement, such Public Warrants will be validly issued, fully paid and non-assessable and will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

4.          Purchase Option Units. When the Registration Statement becomes effective under the Act, when the Purchase Option Units are delivered to and paid for by the Representative in accordance with the terms of the Purchase Option, the Purchase Option Units will be validly issued, fully paid and non-assessable.

5.           Purchase Option Shares. When the Registration Statement becomes effective under the Act and when the Purchase Option Units are delivered to and paid for by the Representative in accordance with the terms of the Purchase Option, the Purchase Option Shares will be validly issued, fully paid and non-assessable.

6.           Purchase Option Warrants. When the Registration Statement becomes effective under the Act, when the Purchase Option Units are delivered to and paid for by the Representative in accordance with the terms of the Purchase Option, the Purchase Option Warrants underlying the Purchase Option Units will be validly issued, fully paid and non-assessable and will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution, all applicable judicial and regulatory determinations in connection therewith and, as to the Public Units, the Public Warrants, the Purchase Option Units and the Purchase Option Warrants constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other Federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Graubard Miller